UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 20, 2025
TRIUMPH FINANCIAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation)	001-36722 (Commission File Number)	20-0477066 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1700 Dallas, Texas (Address of Principal Executive Offices)		75251 (Zip Code)
(214) 365-6900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TFIN	The New York Stock Exchange
NYSE Texas
Depositary Shares Each Representing a 1/40th Interest in a Share of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock	TFIN PR	The New York Stock Exchange

Item 8.01.Other Events
On August 20, 2025, Triumph Financial, Inc. (the “Company”) implemented a reduction in force expected to involve approximately 5% of the Company’s workforce. In connection with the reduction in force and related cost saving initiatives described below, the Company expects to incur aggregate charges of approximately $4.5 million, substantially all of which is expected to be incurred in the third quarter of 2025. The charges are expected to consist primarily of one-time termination charges arising from severance obligations and other customary employee benefit payments in connection with a reduction in force.
The reduction in force, along with other cost saving initiatives being undertaken by the Company, including non-headcount related reductions in facilities, legacy technology, vendor spend and travel, are expected to result in approximately $18 to $20 million of annualized run-rate cash savings. Approximately 80% of these annualized run-rate savings are expected to be realized commencing in the fourth quarter of 2025, with the remainder commencing in the first half of 2026.
This action is part of the Company’s initiatives to re-balance its cost structure in light of technology investments that have delivered significant efficiencies across the organization. These advancements have reduced the need for certain roles and prompted a reorganization of teams and responsibilities to better serve the Company’s transportation verticals. The Company believes these actions will strengthen its competitive position, enhance operational agility, and support sustainable long-term growth.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. The Company’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2025. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information.
Item 9.01.Financial Statements and Exhibits
(d)Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH FINANCIAL, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President & General Counsel
Date: August 21, 2025